Filed pursuant to Rule 433
Registration No. 333-130684
Morgan Stanley Mortgage Loan Trust 2007-13
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-13

Morgan Stanley Mortgage Capital Inc.
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

2

MORGAN STANLEY Securitized Products Group	September 27, 2007

Preliminary Termsheet
[$590,039,612]
Approximate

Morgan Stanley Mortgage Loan Trust 2007-13
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-13
Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)
IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein.  This is not a research report and was not prepared by the Morgan Stanley research department.  It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel.  This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	September 27, 2007

 [$539,039,612](Approximate)
Morgan Stanley Mortgage Loan Trust 2007-13
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-13
Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

Wells Fargo Bank, National Association
(Master Servicer)

Transaction Highlights

						Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch
Offered Certificates
Class 1-A-1	$14,219,000	5.75000%	Senior, Pass-Through, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 1-A-2	$13,614,000	5.75000%	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 1-A-3	$605,000	5.75000%	Senior, Pass-Through, Mezzanine, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 1-A-P	$105,723	Principal Only (6)	Senior	N/A (6)	N/A	AAA	AAA
Class 1-A-X	Notional (7)	5.75000%	Senior, Notional Amount, Interest Only	Calendar month (4)	30/360 (5)	AAA	AAA
Class 2-A-1	$18,122,000	5.50000%	Senior, Pass-Through, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 2-A-2	$17,351,000	5.50000%	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 2-A-3	$771,000	5.50000%	Senior, Pass-Through, Mezzanine, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 2-A-P	$109,009	Principal Only (6)	Senior	N/A (6)	N/A	AAA	AAA
Class 3-A-1	$167,140,000	6.00000%	Senior, Pass-Through, Super Senior	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-2	$7,419,000	6.00000%	Senior, Pass-Through, Mezzanine	Calendar month (4)	30/360 (5)	AAA	AAA
Class 4-A-1	$56,927,000	Floating Rate (8)	Senior, Pass-Through, Depositable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-2	Notional (7)	Inverse Floating Rate (10)	Senior, Notional Amount, Interest Only, Depositable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-3	$56,927,000	7.50000%	Senior, Pass-Through, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 4-A-4	$54,507,000	7.50000%	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch
Class 4-A-5	$2,420,000	7.50000%	Senior, Pass-Through, Mezzanine, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 4-A-6	$54,507,000	Floating Rate (11)	Senior, Pass-Through, Super Senior, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-7	$2,420,000	Floating Rate (12)	Senior, Pass-Through, Mezzanine, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-8	$54,507,000	Floating Rate (13)	Senior, Pass-Through, Super Senior, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-9	$2,420,000	Floating Rate (14)	Senior, Pass-Through, Mezzanine, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-10	$56,927,000	Floating Rate (15)	Senior, Pass-Through, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-11	Notional (7)	Inverse Floating Rate (16)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-12	Notional (7)	Inverse Floating Rate (17)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-13	$56,927,000	Floating Rate (18)	Senior, Pass-Through, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-14	Notional (7)	Inverse Floating Rate (19)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-15	$54,507,000	Floating Rate (20)	Senior, Pass-Through, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-16	$2,420,000	Floating Rate (21)	Senior, Pass-Through, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-17	$56,927,000	Floating Rate (22)	Senior, Pass-Through, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-18	Notional (7)	Inverse Floating Rate (23)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (21)	30/360 (5)	AAA	AAA
Class 4-A-19	Notional (7)	Inverse Floating Rate (24)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 4-A-X	Notional (7)	7.50000%	Senior, Notional Amount, Interest Only	Calendar month (4)	30/360 (5)	AAA	AAA
Class 5-A-1	$10,969,000	5.50000%	Senior, Pass-Through, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 5-A-2	$1,165,000	5.50000%	Senior, Pass-Through, Mezzanine	Calendar month (4)	30/360 (5)	AAA	AAA
Class 5-A-3	$9,804,000	5.50000%	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 5-A-4	$1,165,000	5.50000%	Senior, Pass-Through, Mezzanine, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 5-A-P	$88,779	Principal Only (6)	Senior	N/A (6)	N/A	AAA	AAA
Class 6-A-1	$116,338,000	6.00000%	Senior, Pass-Through, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch
Class 6-A-2	$12,355,000	6.00000%	Senior, Pass-Through, Mezzanine	Calendar month (4)	30/360 (5)	AAA	AAA
Class 6-A-3	$13,379,000	6.00000%	Senior, NAS, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 6-A-4	$90,402,000	6.00000%	Senior, Sequential, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 6-A-5	$12,557,000	6.00000%	Senior, Sequential, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 7-A-1	$138,425,000	Floating Rate (25)	Senior, Pass-Through, Super Senior, Depositable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-2	$14,700,000	Floating Rate (26)	Senior, Pass-Through, Mezzanine, Depositable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-3	Notional (7)	Inverse Floating Rate (27)	Senior, Notional Amount, Interest Only, Depositable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-4	$123,725,000	Floating Rate (28)	Senior, Pass-Through, Super Senior, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-5	$14,700,000	Floating Rate (29)	Senior, Pass-Through, Mezzanine, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-6	$138,425,000	7.50000%	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 7-A-7	$14,700,000	7.50000%	Senior, Pass-Through, Mezzanine, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 7-A-8	$123,725,000	7.50000%	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 7-A-9	$14,700,000	7.50000%	Senior, Pass-Through, Mezzanine, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 7-A-10	Notional (7)	Inverse Floating Rate (30)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-11	$127,604,162	Floating Rate (31)	Senior, Pass-Through, Super Senior, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-12	$25,520,838	Toggle (32)	Senior, Pass-Through, Mezzanine, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-13	$138,425,000	Floating Rate (33)	Senior, Pass-Through, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-14	Notional (7)	Inverse Floating Rate (34)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-15	$138,425,000	Floating Rate (35)	Senior, Pass-Through, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-16	Notional (7)	Inverse Floating Rate (36)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-17	$138,425,000	Floating Rate (37)	Senior, Pass-Through, Super Senior, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch
Class 7-A-18	$14,700,000	Floating Rate (38)	Senior, Pass-Through, Mezzanine, Exchangeable (3)	25th to 24th (9)	30/360 (5)	AAA	AAA
Class 7-A-X	Notional (7)	7.50000%	Senior, Notional Amount, Interest Only	Calendar month (4)	30/360 (5)	AAA	AAA
Class B-1	$7,032,000	Variable (39)	Subordinate	Calendar month (4)	30/360 (5)	AA	(40)
Class B-2	$1,655,000	Variable (39)	Subordinate	Calendar month (4)	30/360 (5)	A	(40)
Class B-3	$827,000	Variable (39)	Subordinate	Calendar month (4)	30/360 (5)	BBB	(40)
Class 3-B-1	$16,913,000	Variable (41)	Subordinate	Calendar month (4)	30/360 (5)	AA	(40)
Class 3-B-2	$3,578,000	Variable (41)	Subordinate	Calendar month (4)	30/360 (5)	A	(40)
Class 3-B-3	$1,952,000	Variable (41)	Subordinate	Calendar month (4)	30/360 (5)	BBB	(40)
Class A-R	$100	5.75000%	Senior, Residual	Calendar month (4)	30/360 (5)	AAA	AAA

Non-Offered Certificates
Class B-4	$1,103,000	Variable (39)	Subordinate	Calendar month (4)	30/360 (5)	BB	(40)
Class B-5	$689,000	Variable (39)	Subordinate	Calendar month (4)	30/360 (5)	B	(40)
Class B-6	$414,477	Variable (39)	Subordinate	Calendar month (4)	30/360 (5)	(40)	(40)
Class 3-B-4	$2,765,000	Variable (41)	Subordinate	Calendar month (4)	30/360 (5)	BB	(40)
Class 3-B-5	$2,764,000	Variable (41)	Subordinate	Calendar month (4)	30/360 (5)	B	(40)
Class 3-B-6	$3,253,589	Variable (41)	Subordinate	Calendar month (4)	30/360 (5)	(40)	(40)
Class P-1	$1,000	N/A (42)	N/A	N/A	N/A	(40)	(40)
Class P-2	$1,000	N/A (42)	N/A	N/A	N/A	(40)	(40)

Notes:
(1)	Approximate, subject to adjustment as described in this prospectus supplement.
(2)	A description of the ratings of the offered certificates is set forth under the heading “Ratings” in this prospectus supplement.
(3)
Certain proportions of the classes of depositable certificates may be deposited in exchange for one or more classes of exchangeable certificates, as applicable, as described in this prospectus supplement under “Description of the Certificates—Exchangeable Certificates.”  Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.  The maximum initial respective class principal balances or notional amounts, as applicable, of the classes of exchangeable certificates are set forth in the table but are not included in the aggregate class principal balance of the certificates offered by this prospectus supplement.

(4)	The interest accrual period for this class of certificates and any distribution date will be the calendar month before the month of that distribution date.
(5)	Interest will accrue for this class of certificates at the rate described in this table on the basis of a 360 day year divided into twelve
30-day months.
(6)	The Class 1-A-P, Class 2-A-P and Class 5-A-P Certificates are principal only certificates and are not entitled to receive any distributions of interest.
(7)
Interest will accrue on the respective notional amounts of the Class 1-A-X, Class 4-A-2, Class 4-A-11, Class 4-A-12, Class 4-A-14, Class 4-A-18, Class 4-A-19, Class 4-A-X, Class 7-A-3, Class 7-A-10, Class 7-A-14, Class 7-A-16 and Class 7-A-X Certificates, initially equal to approximately $594,718, $56,927,000, $56,927,000, $56,927,000, $56,927,000, $56,927,000, $56,927,000, $147,488, $153,125,000, $153,125,000, $138,425,000, $138,425,000 and $3,433,739, respectively, at the respective per annum rates described in this prospectus supplement.  These certificates will not receive any distributions of principal.

(8)
The pass-through rate for the Class 4-A-1 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.70000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.70000%.  The pass-through rate for the Class 4-A-1 Certificates for the first distribution date will be a per annum rate of approximately 5.83125%.

(9)
The interest accrual period for this class of certificates and any distribution date will be one-month, commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

(10)
The pass-through rate for the Class 4-A-2 Certificates for any distribution date will be a per annum rate equal to 6.80000% minus one-month LIBOR, subject to a maximum per annum rate of 6.80000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 4-A-2 Certificates for the first distribution date will be a per annum rate of approximately 1.66875%.

(11)
The pass-through rate for the Class 4-A-6 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.70000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.70000%.  The pass-through rate for the Class 4-A-6 Certificates for the first distribution date will be a per annum rate of approximately 5.83125%.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

(12)
The pass-through rate for the Class 4-A-7 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.70000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.70000%.  The pass-through rate for the Class 4-A-7 Certificates for the first distribution date will be a per annum rate of approximately 5.83125%.

(13)
The pass-through rate for the Class 4-A-8 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.50000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.50000%.  The pass-through rate for the Class 4-A-8 Certificates for the first distribution date will be a per annum rate of approximately 5.63125%.

(14)
The pass-through rate for the Class 4-A-9 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.50000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.50000%. The pass-through rate for the Class 4-A-9 Certificates for the first distribution date will be a per annum rate of approximately 5.63125%.

(15)
The pass-through rate for the Class 4-A-10 Certificates for any distribution date will be a per annum rate equal to the sum of one- LIBOR plus 0.50000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.50000%.  The pass-through rate for the Class 4-A-10 Certificates for the first distribution date will be a per annum rate of approximately 5.63125%.

(16)
The pass-through rate for the Class 4-A-11 Certificates for any distribution date will be a per annum rate equal to 7.00000% minus one-month LIBOR, subject to a maximum per annum rate of 7.00000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 4-A-11 Certificates for the first distribution date will be a per annum rate of approximately 1.86875%.

(17)
The pass-through rate for the Class 4-A-12 Certificates for any distribution date will be a per annum rate equal to 7.00000% minus one-month LIBOR, subject to a maximum per annum rate of 0.20000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 4-A-12 Certificates for the first distribution date will be a per annum rate of approximately 0.20000%.

(18)
The pass-through rate for the Class 4-A-13 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.85000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.85000%.  The pass-through rate for the Class 4-A-13 Certificates for the first distribution date will be a per annum rate of approximately 5.98125%.

(19)
The pass-through rate for the Class 4-A-14 Certificates for any distribution date will be a per annum rate equal to 6.65000% minus one-month LIBOR, subject to a maximum per annum rate of 6.65000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 4-A-14 Certificates for the first distribution date will be a per annum rate of approximately 1.51875%.

(20)
The pass-through rate for the Class 4-A-15 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.35000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.35000%.  The pass-through rate for the Class 4-A-15 Certificates for the first distribution date will be a per annum rate of approximately 5.48125%.

(21)
The pass-through rate for the Class 4-A-16 Certificates for any distribution date will be a per annum rate equal to the sum of one- month LIBOR plus 0.35000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.35000%.  The pass-through rate for the Class 4-A-16 Certificates for the first distribution date will be a per annum rate of approximately 5.48125%.

(22)
The pass-through rate for the Class 4-A-17 Certificates for any distribution date will be a per annum rate equal to the sum of one- month LIBOR plus 0.35000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.35000%.  The pass-through rate for the Class 4-A-17 Certificates for the first distribution date will be a per annum rate of approximately 5.48125%.

(23)
The pass-through rate for the Class 4-A-18 Certificates for any distribution date will be a per annum rate equal to 7.15000% minus one-month LIBOR, subject to a maximum per annum rate of 7.15000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 4-A-18 Certificates for the first distribution date will be a per annum rate of approximately 2.01875%.

(24)
The pass-through rate for the Class 4-A-19 Certificates for any distribution date will be a per annum rate equal to 7.15000% minus one-month LIBOR, subject to a maximum per annum rate of 0.35000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 4-A-19 Certificates for the first distribution date will be a per annum rate of approximately 0.35000%.

(25)
The pass-through rate for the Class 7-A-1 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 1.00000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 1.00000%.  The pass-through rate for the Class 7-A-1 Certificates for the first distribution date will be a per annum rate of approximately 6.13125%.

(26)
The pass-through rate for the Class 7-A-2 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 1.00000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 1.00000%.  The pass-through rate for the Class 7-A-2 Certificates for the first distribution date will be a per annum rate of approximately 6.13125%.

(27)
The pass-through rate for the Class 7-A-3 Certificates for any distribution date will be a per annum rate equal to 6.50000% minus one-month LIBOR, subject to a maximum per annum rate of 6.50000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 7-A-3 Certificates for the first distribution date will be a per annum rate of approximately 1.36875%.

(28)
The pass-through rate for the Class 7-A-4 Certificates for any distribution date will be a per annum rate equal to the sum of one- LIBOR plus 1.00000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 1.00000%.  The pass-through rate for the Class 7-A-4 Certificates for the first distribution date will be a per annum rate of approximately 6.13125%.

(29)
The pass-through rate for the Class 7-A-5 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 1.00000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 1.00000%.  The pass-through rate for the Class 7-A-5 Certificates for the first distribution date will be a per annum rate of approximately 6.13125%.

(30)
The pass-through rate for the Class 7-A-10 Certificates for any distribution date will be a per annum rate equal to 6.25000% minus one-month LIBOR, subject to a maximum per annum rate of 6.25000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 7-A-10 Certificates for the first distribution date will be a per annum rate of approximately 1.11875%.

(31)
The pass-through rate for the Class 7-A-11 Certificates for any distribution date will be a per annum rate equal to the sum of one- LIBOR plus 0.50000%, subject to a maximum per annum rate of 9.00000% and a minimum rate of 0.50000%.  The pass-through rate for the Class 7-A-11 Certificates for the first distribution date will be a per annum rate of approximately 5.63125%.

(32)
The pass-through rate for the Class 7-A-12 Certificates for any distribution date (a) on which one-month LIBOR is less than or equal to 6.50000% per annum will be a per annum rate equal to the sum of one-month LIBOR plus 3.50000%, subject to a maximum per annum rate of 10.00000% and a minimum rate of 3.50000% and (b) on which one-month LIBOR is greater than 6.50000% per annum will be a per annum rate equal to the product of (1) 5 and (2) 8.50000% minus one-month LIBOR, subject to a maximum per annum rate of 10.00000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 7-A-12 Certificates for the first distribution date will be a per annum rate of approximately 8.63125%.

(33)
The pass-through rate for the Class 7-A-13 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.75000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.75000%.  The pass-through rate for the Class 7-A-13 Certificates for the first distribution date will be a per annum rate of approximately 5.88125%.

(34)
The pass-through rate for the Class 7-A-14 Certificates for any distribution date will be a per annum rate equal to 6.750000% minus one-month LIBOR, subject to a maximum per annum rate of 0.25000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 7-A-14 Certificates for the first distribution date will be a per annum rate of approximately 0.25000%.

(35)
The pass-through rate for the Class 7-A-15 Certificates for any distribution date will be a per annum rate equal to the sum of one- LIBOR plus 0.50000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.50000%.  The pass-through rate for the Class 7-A-15 Certificates for the first distribution date will be a per annum rate of approximately 5.63125%.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

(36)
The pass-through rate for the Class 7-A-16 Certificates for any distribution date will be a per annum rate equal to 7.00000% minus one-month LIBOR, subject to a maximum per annum rate of 0.50000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 7-A-16 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(37)
The pass-through rate for the Class 7-A-17 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 1.25000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 1.25000%.  The pass-through rate for the Class 7-A-17 Certificates for the first distribution date will be a per annum rate of approximately 6.38125%.

(38)
The pass-through rate for the Class 7-A-18 Certificates for any distribution date will be a per annum rate equal to the sum of one- month LIBOR plus 1.25000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 1.25000%.  The pass-through rate for the Class 7-A-18 Certificates for the first distribution date will be a per annum rate of approximately 6.38125%.

(39)
The pass-through rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for any distribution date will be a per annum rate equal to the sum of: (1) 5.75000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 1 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 1 senior certificates immediately prior to that distribution date, (2) 5.50000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 2 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 2 senior certificates immediately prior to that distribution date, (3) 6.00000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 3 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 3 senior certificates immediately prior to that distribution date, and (4) 7.50000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 4 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 4 senior certificates immediately prior to that distribution date; divided by the aggregate of the class principal balances of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates immediately prior to that distribution date.  The pass-through rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for the first distribution date will be a per annum rate of approximately 6.27561%.

(40)	The depositor has not requested that this class of certificates be rated by this rating agency.
(41)
The pass-through rate for the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates for any distribution date will be a per annum rate equal to the sum of: (1) 5.50000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 5 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 5 senior certificates immediately prior to that distribution date, (2) 6.00000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 6 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 6 senior certificates immediately prior to that distribution date, and (3) 7.50000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 7 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 7 senior certificates immediately prior to that distribution date; divided by the aggregate of the class principal balances of the Class 3-B-1, Class 3-B-2, Class 3-B-3,

Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates immediately prior to that distribution date.  The pass-through rate for the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates for the first distribution date will be a per annum rate of approximately 6.76077%.

(42)
The Class P-1 and Class P-2 Certificates will receive all payments in respect of prepayment penalties on the aggregate group I mortgage loans and the loan group 3 mortgage loans, respectively, are not entitled to receive any distributions of interest.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

This information should be read in conjunction with the Free Writing Prospectus dated June 12, 2007 (the “Free Writing Prospectus”)

Issuing Entity:	Morgan Stanley Mortgage Loan Trust 2007-13.

Depositor:	Morgan Stanley Capital I Inc. The offered certificates will be issued under the depositor’s registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:	Morgan Stanley Mortgage Capital Holdings LLC

Originators:
Morgan Stanley Mortgage Capital Holdings LLC is expected to be the originator for approximately 43.74%, approximately 50.19%, approximately 76.42%, approximately 30.29%, approximately 74.49% and approximately 95.32% of the Collateral Allocation Group 2, Collateral Allocation Group 3, Collateral Allocation Group 4, Collateral Allocation Group 5, Collateral Allocation Group 6 and Collateral Allocation Group 7 Mortgage Loans, respectively, by principal balance as of the cut-off date.

Morgan Stanley Credit Corporation is expected to be the originator for approximately 41.45%, approximately 22.87% and approximately 57.45% of the Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 5 Mortgage Loans, respectively, by principal balance as of the cut-off date.
GreenPoint Mortgage Funding, Inc is expected to be the originator of approximately 18.99% of Collateral Allocation Group 1 Mortgage Loans by principal balance as of the cut-off date.

Fifth Third Bank is expected to be the originator for approximately 34.26%, approximately 31.20%, approximately 25.68%, approximately 10.70% and approximately 11.16% of the Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 3, Collateral Allocation Group 4 and Collateral Allocation Group 5 Mortgage Loans, respectively, by principal balance as of the cut-off date.

No other originator is expected to have originated more than 10% of the Mortgage Loans by principal balance as of the cut-off date in any Collateral Allocation Group.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Servicers:
GMAC Mortgage Corporation is expected to be the initial servicer of approximately 11.53%, approximately 20.55% and approximately 25.29% of the Collasteral Allocation Group 5, Collateral Allocation Group 6, and Collateral Allocation Group 7 Mortgage Loans, respectively, by principal balance as of the cut-off date.  See Exhibit 2.  Loans serviced by GMAC may be transferred to another servicer.

Morgan Stanley Credit Corporation is expected to be the servicer for approximately 41.45%, approximately 22.87% and approximately 57.45% of the Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 5 Mortgage Loans, respectively, by principal balance as of the cut-off date.

Saxon Mortgage Services, Inc. is expected to be a servicer of approximately 23.90%, approximately 45.93%, approximately 67.72%, approximately 87.03%, approximately 19.86%, approximately 63.11% and approximately 72.60% of Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 3, Collateral Allocation Group 4, Collateral Allocation Group 5, Collateral Allocation Group 6 and Collateral Allocation Group 7 Mortgage Loans by principal balance as of the cut-off date.  See Exhibit 4.

Fifth Third Bank is expected to be the servicer for approximately 34.26%, approximately 31.20%, approximately 25.68%, approximately 10.70% and approximately 11.16% of the Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 3, Collateral Allocation Group 4 and Collateral Allocation Group 5 Mortgage Loans, respectively, by principal balance as of the cut-off date.

No other servicer is expected to be the direct servicer for more than 10% of the mortgage loans by principal balance as of the cut-off date in any Collateral Allocation Group.

Servicing Fee:
The Servicing Fee Rate is expected to be 0.250% per annum.  For its compensation the Master Servicer will receive reinvestment income on amounts on deposit for the period from between the Servicer Remittance Date and the Distribution Date.  From its compensation, the master servicer will pay the fees of the Securities Administrator and the Trustee and any Custodians’ ongoing (safekeeping and loan file release only) fees.

Servicer Remittance Date:	Generally, the 18th of the month in which the Distribution Date occurs.

Master Servicer / Securities Administrator	Wells Fargo Bank, National Association.

Trustee:	LaSalle Bank National Association.

Manager:	Morgan Stanley (sole lead manager)

Rating Agencies:	The Offered Certificates are expected to be rated by two out of the three major rating agencies; Standard & Poor’s, Moody’s Investors Service or Fitch.

Offered Certificates:
The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 4-A-9, Class 4-A-10, Class 4-A-11, Class 4-A-12, Class 4-A-13, Class 4-A-14, Class 4-A-15, Class 4-A-16, Class 4-A-17, Class 4-A-18, Class 4-A-19, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5, Class 7-A-1, Class 7-A-2, Class 7-A-3, Class 7-A-4, Class 7-A-5, Class 7-A-6, Class 7-A-7, Class 7-A-8, Class 7-A-9, Class 7-A-10, Class 7-A-11, Class 7-A-12, Class 7-A-13, Class 7-A-14, Class 7A-15, Class 7-A-16, Class 7-A-17 and Class 7-A-18 Certificates.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Group 1 Senior Certificates:
The Class A-R, Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-X and Class 1-A-P Certificates and any classes of Certificates resulting from the division of the Group 1 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 1 Senior Certificates may be exchanged for other Classes of Group 1 Senior Certificates to the extent described in the prospectus supplement.

Group 2 Senior Certificates:
The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-P Certificates and any classes of Certificates resulting from the division of the Group 2 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates. Portions of certain Classes of the Group 2 Senior Certificates may be exchanged for other Classes of Group 2 Senior Certificates to the extent described in the prospectus supplement.

Group 3 Senior Certificates:
The Class 3-A-1 and Class 3-A-2 Certificates and any classes of Certificates resulting from the division of the Group 3 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 3 Senior Certificates may be exchanged for other Classes of Group 3 Senior Certificates to the extent described in the prospectus supplement.

Group 4 Senior Certificates:
The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 4-A-8, Class 4-A-9, Class 4-A-10, Class 4-A-11, Class 4-A-12, Class 4-A-13, Class 4-A-14, Class 4-A-15, Class 4-A-16, Class 4-A-17, Class 4-A-18, Class 4-A-19 and Class 4-A-X Certificates and any classes of Certificates resulting from the division of the Group 4 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates. Portions of certain Classes of the Group 4 Senior Certificates may be exchanged for other Classes of Group 4 Senior Certificates to the extent described in the prospectus supplement.

Group 5 Senior Certificates:
The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-A-P Certificates and any classes of Certificates resulting from the division of the Group 5 Senior Certificates and having a distribution priority over the Group 3 Subordinate Certificates. Portions of certain Classes of the Group 5 Senior Certificates may be exchanged for other Classes of Group 5 Senior Certificates to the extent described in the prospectus supplement.

Group 6 Senior Certificates:
The Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4 and Class 6-A-5 Certificates and any classes of Certificates resulting from the division of the Group 6 Senior Certificates and having a distribution priority over the Group 3 Subordinate Certificates. Portions of certain Classes of the Group 6 Senior Certificates may be exchanged for other Classes of Group 6 Senior Certificates to the extent described in the prospectus supplement.

Group 7 Senior Certificates:
The Class 7-A-1, Class 7-A-2, Class 7-A-3 Class 7-A-4, Class 7-A-5, Class 7-A-6, Class 7-A-7, Class 7-A-8, Class 7-A-9, Class 7-A-10, Class 7-A-11, Class 7-A-12, Class 7-A-13, Class 7-A-14 Class 7-A-15, Class 7-A-16, Class 7-A-17, Class 7-A-18 and Class 7-A-X Certificates and any classes of Certificates resulting from the division of the Group 7 Senior Certificates and having a distribution priority over the Group 3 Subordinate Certificates. Portions of certain Classes of the Group 7 Senior Certificates may be exchanged for other Classes of Group 7 Senior Certificates to the extent described in the prospectus supplement.

Senior Certificates:
Collectively, the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates, Group 6 Senior Certificates and Group 7 Senior Certificates.

Senior Certificate Group:
The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates, Group 6 Senior Certificates and Group 7 Senior Certificates.

Class A-P Certificates:	The Class 1-A-P, Class 2-A-P and Class 5-A-P Certificates.

Class A-X Certificates:	The Class 1-A-X, Class 4-A-X and Class 7-A-X Certificates.

LIBOR Certificates:
The Class 4-A-1, Class 4-A-2, Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 4-A-9, Class 4-A-10, Class 4-A-11, Class 4-A-12, Class 4-A-13, Class 4-A-14, Class 4-A-15, Class 4-A-16, Class 4-A-17, Class 4-A-18, Class 4-A-19, Class 7-A-1, Class 7-A-2, Class 7-A-3, Class 7-A-4, Class 7-A-5, Class 7-A-11, Class 7-A-12, Class 7-A-13, Class 7-A-14, Class 7-A-15, Class 7-A-16, Class 7-A-17, Class 7-A-18 and Class 7-A-19 Certificates.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Aggregate Group I Subordinate Certificates:	The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Group 3 Subordinate Certificates:	The Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

Subordinate Certificates:	The Aggregate Group I Subordinate Certificates and the Group 3 Subordinate Certificates.

Certificates:
The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates, Group 6 Senior Certificates, Group 7 Senior Certificates and the Subordinate Certificates.  Such certificates may be referred to individually or collectively as the Certificates.

Expected Closing Date:	September 28, 2007 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:	September 1, 2007.

Forms and Denomination:	The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an addition increment of $1,000.

Pricing Speed:
300% PSA as described in Exhibit 1 for the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates and the Aggregate Group I Subordinated Certificates.

8% to 20% CPR over 12 months and 20% CPR thereafter for the Group 5 Senior Certificates and the Group 6 Senior Certificates.

8% to 24% CPR over 12 months and 24% CPR thereafter for the Group 7 Senior Certificates all of the Loan Group 3 Mortgage Loans, in the case of the Aggregate Group II Subordinated Certificates.

Credit Enhancement:
Credit enhancement will be provided by:
•  The subordination of one or more classes of the securities of the series in the related aggregate certificate group
•  The preferential allocation of some or all of the prepayments on the related Mortgage Loans to the Senior Certificates in order to increase the level of subordination in the trust related to those classes of senior certificates.

Record Date:
For each class of certificates, except for the LIBOR Certificates, and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.  For the LIBOR Certificates, and any distribution date, the business day immediately preceding that distribution date.

Accrual Period:
The interest accrual period for all Classes of Certificates, except for the LIBOR Certificates, and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs.    For the LIBOR Certificates, and any distribution date will be one-month, commencing on the 25th day of the month prior to the month in which the distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

Interest on all Certificates is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning in October 2007.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Last Scheduled Distribution Date:
For the Group 1 Senior Certificates, the Distribution Date occurring in [September 2022].  For the Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates, Group 6 Senior Certificates, Group 7 Senior Certificates and the Subordinate Certificates, the Distribution Date occurring in [October 2037].

Optional Termination:
On any Distribution Date on or after the distribution date in which the aggregate stated principal balance of the Aggregate Group I Mortgage Loans declines to 1% or less of the aggregate stated principal balance of the Aggregate Group I Mortgage Loans as of the cut-off date, the master servicer shall have the right to purchase all of the Aggregate Group I Mortgage Loans and any related REO properties owned by the trust and thereby effect the early retirement of the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates and Aggregate Group I Subordinated Certificates.  On any Distribution Date on or after the distribution date in which the aggregate stated principal balance of the Loan Group 3 Mortgage Loans declines to 1% or less of the aggregate stated principal balance of the Loan Group 3 Mortgage Loans as of the cut-off date, the master servicer shall have the right to purchase all of the Loan Group 3 Mortgage Loans and any related REO properties owned by the trust and thereby effect the early retirement of the Group 5 Senior Certificates, Group 6 Senior Certificates, Group 7 Senior Certificates and Group 3 Subordinated Certificates. The Master Servicer may assign one or more of its Optional Termination rights to a third party.

Mortgage Loans:
The Mortgage Loans will consist of three loan groups, which will be divided into 7 separate Collateral Allocation Groups.

As of the Cut-off Date, the Mortgage Loans in consist of [1,317] fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately [$605,263,679].

As of the Cut-off Date, the Mortgage Loans from loan group 1 consist of [25] 15 year fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans from loan group 1 as of the Cut-off Date will be approximately [$14,961,172].

As of the Cut-off Date, the Mortgage Loans from loan group 2 consist of [405] 30 year fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans from loan group 2 as of the Cut-off Date will be approximately [$260,801,137].

As of the Cut-off Date, the Mortgage Loans from loan group 3 consist of [886] 30 year fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans from loan group 3 as of the Cut-off Date will be approximately [$325,266,369].

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Relationship between Loan Groups and Collateral Allocation Groups:
Each of the mortgage loans in Loan Group 1 will be allocated to Collateral Allocation Group 1.

Each of the mortgage loans in Loan Group 2 will be allocated to Collateral Allocation Group 2, Collateral Allocation Group 3 and/or Collateral Allocation Group 4 as follows:  On the closing date, the scheduled principal balance of each mortgage loan in Loan Group 2 will be allocated, based upon a fraction derived from that mortgage loan’s Net Mortgage Rate (in each case, the “Applicable Fraction”), either (i) to one Collateral Allocation Group only or (ii) between two of the three Collateral Allocation Groups in Loan Group 2.  The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 2 as of the Cut-off Date will be approximately $19,035,940.40.  Collateral Allocation Group 2 consists of 100% of 10 Loan Group 2 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 47  other Loan Group 2 Mortgage Loans.  The aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 3 as of the Cut-off Date will be approximately $183,368,984.64.  Collateral Allocation Group 3 consists of 100% of 46 Loan Group 2 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 344 Loan Group 2 Mortgage Loans.  The aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 4 as of the Cut-off Date will be approximately $62,631,212.80.  Collateral Allocation Group 4 consists of 100% of  5  Loan Group 2 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 297 Loan Group 2 Mortgage Loans.

Each of the mortgage loans in Loan Group 3 will be allocated to Collateral Allocation Group 5, Collateral Allocation Group 6 and/or Collateral Allocation Group 7 as follows:  On the closing date, the scheduled principal balance of each mortgage loan in Loan Group 3 will be allocated, based upon the Applicable Fraction, either (i) to one Collateral Allocation Group only or (ii) between two of the three Collateral Allocation Groups in Loan Group 3.  The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 5 as of the Cut-off Date will be approximately $13,511,136.73.  Collateral Allocation Group 5 consists of 100% of 18 Loan Group 3 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 39 other Loan Group 3 Mortgage Loans.  The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 6 as of the Cut-off Date will be approximately $142,363,733.23.  Collateral Allocation Group 6 consists of 100% of 29 Loan Group 3 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 623 Loan Group 3 Mortgage Loans.  The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 7 as of the Cut-off Date will be approximately $169,391,499.16.  Collateral Allocation Group 7 consists of 100% of 216  Loan Group 3 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 584 Loan Group 3 Mortgage Loans.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Relationships among Loan Groups, Aggregate Loan Groups, Collateral Allocation Groups and Certificate Groups:
The certificates with a “1” prefix and the Class A-R Certificates are sometimes referred to as the Group 1 Senior Certificates and they correspond to Collateral Allocation Group 1.  The certificates with a “2” prefix are sometimes referred to as the Group 2 Senior Certificates and they correspond to Collateral Allocation Group 2.  The certificates with a “3” prefix are sometimes referred to as the Group 3 Senior Certificates and they correspond to Collateral Allocation Group 3.  The certificates with a “4” prefix are sometimes referred to as the Group 4 Senior Certificates and they correspond to Collateral Allocation Group 4.

The certificates with a “5” prefix are sometimes referred to as the Group 5 Senior Certificates and they correspond to Collateral Allocation Group 5.  The certificates with a “6” prefix are sometimes referred to as the Group 6 Senior Certificates and they correspond to Collateral Allocation Group 6.  The certificates with a “7” prefix are sometimes referred to as the Group 7 Senior Certificates and they correspond to Collateral Allocation Group 7.

The Aggregate Group I Subordinate Certificates correspond to the mortgage loans in Loan Group 1 and Loan Group 2.

The Group 3 Subordinated Certificates correspond to the Loan Group 3 mortgage loans.

The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates and the Aggregate Group I Subordinated Certificates are sometimes referred to as the Aggregate Group I Certificates.

The Group 5 Senior Certificates, Group 6 Senior Certificates, Group 7 Senior Certificates and the Group 3 Subordinated Certificates are sometimes referred to as the Group 3 Certificates.

Each of Aggregate Loan Group I and Loan Group 3 is sometimes referred to as an “Aggregate Loan Group.”

There is no cross-collateralization between the Aggregate Group I Certificates and the Group 3 Certificates.

Substitution Adjustment Amount:
The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted.  The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:	A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:
A “Realized Loss” for a Liquidated Mortgage Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property	Real Estate owned by the Issuing Entity.

Depositor’s Option to Purchase Breached Mortgage Loans:	The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage Loan:
A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:
Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Delinquency:
As calculated using the MBA methodology (See Exhibit 1), as of the cut-off date, none of the mortgage loans were more than 30 days’ delinquent.  The servicer of some of these mortgage loans has changed at least one time since they were originated.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Class Principal Balance:
The “Class Principal Balance” of any Class of Certificates as (other than any Class of Notional Amount Certificates) of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) on the Applicable Fraction of the Mortgage Loans in the related Collateral Allocation Group allocated to the Class.  Notional Amount Certificates do not have a Class Principal Balance and are not entitled to receive any distributions of principal.

Due Date:
“Due Date” means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:
“Prepayment Period” generally means for any Mortgage Loan (other than the Mortgage Loans serviced by Saxon Mortgage Services Inc.) and any Distribution Date, the calendar month preceding that Distribution Date.  “Prepayment Period” generally means for any Mortgage Loan serviced by Saxon Mortgage Services Inc. and any Distribution Date, the period beginning on the 16th day of the preceding month (or, if the immediately preceding prepayment period ended on a later day, that later day) immediately preceding the month in which such Distribution Date occurs and ending on the 15th day of the calendar month in which such Distribution Date occurs.

Net Mortgage Rate:	The “Net Mortgage Rate” with respect to any Mortgage Loan is the related Mortgage Rate minus the Servicing Fee Rate and lender paid mortgage insurance, if any.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Applicable Fraction:	The “Applicable Fraction” of each Mortgage Loan in Loan Group 2 that is allocated to Collateral Allocation Group 2, Collateral Allocation Group 3 and Collateral Allocation Group 4 is as follows:

	Loan Group 2
Net Mortgage Rate of the Mortgage Loan	Collateral Allocation Group 2	Collateral Allocation Group 3	Collateral Allocation Group 4
Less than or equal to 5.50%	100%	0%	0%

Greater than 5.50% and less than 6.00%	(6.00% - Net Mortgage Rate) / 0.50%	100% - (6.00% - Net Mortgage Rate) / 0.50%	0%

6.00% and above but less than 7.50%	0%	(7.50% - Net Mortgage Rate) / 1.50%	100% - (7.50% - Net Mortgage Rate) / 1.50%

7.50% and above	0%	0%	100%

The “Applicable Fraction” of each Mortgage Loan in Loan Group 3 that is allocated to Collateral Allocation Group 5, Collateral Allocation Group 6 and Collateral Allocation Group 7 is as follows:

	Loan Group 3
Net Mortgage Rate of the Mortgage Loan	Collateral Allocation Group 5	Collateral Allocation Group 6	Collateral Allocation Group 7
Less than or equal to 5.50%	100%	0%	0%

Greater than 5.50% and less than 6.00%	(6.00% - Net Mortgage Rate) / 0.50%	100% - (6.00% - Net Mortgage Rate) / 0.50%	0%

6.00% and above but less than 7.50%	0%	(7.50% - Net Mortgage Rate) / 1.50%	100% - (7.50% - Net Mortgage Rate) / 1.50%

7.50% and above	0%	0%	100%

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Non-A-P Percentage:
The Non-A-P Percentage (the “Non-A-P Percentage”) with respect to the Applicable Fraction of any Mortgage Loan in Collateral Allocation Group 1, Collateral Allocation Group 2, and Collateral Allocation Group 5 with a Net Mortgage Rate less than the percentage indicated below (each a “Discount Mortgage Loan”) will be determined as follows:

Collateral Allocation Group	Net Mortgage Rate for Applicable Fraction of Mortgage Loan	Non-A-P Percentage
1	Less than 5.75%	Net Mortgage Rate divided by 5.75%
2	Less than 5.50%	Net Mortgage Rate divided by 5.50%
5	Less than 5.50%	Net Mortgage Rate divided by 5.50%

There are no Discount Mortgage Loans or Applicable Fractions of Mortgage Loans that are Discount Loans in Collateral Allocation Group 3, Collateral Allocation Group 4, Collateral Allocation Group 6 and Collateral Allocation Group 7.

The Non-A-P Percentage with respect to each Mortgage Loan or Applicable Fraction of a Mortgage Loan in Collateral Allocation Group 3, Collateral Allocation Group 4, Collateral Allocation Group 6 and Collateral Allocation Group 7 and with respect to the Applicable Fraction of any Mortgage Loan in Collateral Allocation Group 1, Collateral Allocation Group 2 or Collateral Allocation Group 5 with a Net Mortgage Rate equal to or greater than the percentage indicated below (each a “Non-Discount Mortgage Loan”) will be 100%:

Collateral Allocation Group	Net Mortgage Rate for Applicable Fraction of Mortgage Loan
1	Greater than or equal to 5.75%
2	Greater than or equal to 5.50%
5	Greater than or equal to 5.50%

All of the Mortgage Loans or Applicable Fractions thereof in Collateral Allocation Group 3, Collateral Allocation Group 4, Collateral Allocation Group 6 and Collateral Allocation Group 7 are Non-Discount Mortgage Loans.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

A-P Percentage	The A-P Percentage (the “A-P Percentage”) with respect to any Discount Mortgage Loan in any of Allocation Group 1, Collateral Allocation Group 2 or Collateral Allocation Group 5 will be equal to the amount described below:

Collateral Allocation Group	Net Mortgage Rate for Applicable Fraction of Mortgage Loan
1	(5.75% - Net Mortgage Rate of Collateral Allocation Group 1) divided by 5.75%
2	(5.50% - Net Mortgage Rate of Collateral Allocation Group 3) divided by 5.50%
5	(5.50% - Net Mortgage Rate of Collateral Allocation Group 5) divided by 5.50%

The A-P Percentage with regard to any Non-Discount Mortgage Loan will be 0%.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Non-A-P Formula Principal Amount:	The “Non-A-P Formula Principal Amount” for any Distribution Date and each of Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 3, Collateral Allocation Group 4, Collateral Allocation Group 5, Collateral Allocation Group 6 and Collateral Allocation Group 7 will equal the sum of:

(i)	the sum of the applicable Non-A-P Percentage of

(a) all monthly payments of principal due on the Applicable Fraction of each Mortgage Loan (other than a Liquidated Mortgage Loan) in the related Collateral Allocation Group on the related Due Date,

(b) the principal portion of the purchase price of the Applicable Fraction of each Mortgage Loan in the related Collateral Allocation Group that was repurchased by the Seller or the Depositor pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of such Distribution Date,

(c) the Substitution Adjustment Amount in connection with the Applicable Fraction of any deleted Mortgage Loan in the related Collateral Allocation Group received with respect to such Distribution Date,

(d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Applicable Fraction of each Mortgage Loan in the related Collateral Allocation Group that is not yet a Liquidated Mortgage Loan received during the calendar month preceding the month of such Distribution Date,

(e) with respect to each Mortgage Loan in the related Collateral Allocation Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the Applicable Fraction of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan allocable to the related Collateral Allocation Group, and

(f) the Applicable Fraction of all partial and full principal prepayments by borrowers on the Mortgage Loans in related Collateral Allocation Group allocable to that Collateral Allocation Group received during the related Prepayment Period, and

(ii)	(A) the Applicable Fraction of any Subsequent Recoveries on the Mortgage Loans in that Collateral Allocation Group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to the Applicable Fraction of a Discount Mortgage Loan in that Collateral Allocation Group which incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the Applicable Fraction of the Non-A-P Percentage of any Subsequent Recoveries on the Mortgage Loans in that Collateral Allocation Group received during the calendar month preceding the month of such Distribution Date.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Senior Principal Distribution Amount:	The “Senior Principal Distribution Amount” for any Distribution Date and Collateral Allocation Group will equal the sum of

•the related Senior Percentage of the applicable Non-A-P Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-A-P Principal Amount for that Collateral Allocation Group and Distribution Date,

•for each Mortgage Loan in that Collateral Allocation Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the Applicable Fraction, of the lesser of

• the related Senior Percentage of the applicable Non-A-P Percentage of the Stated Principal Balance of the Mortgage Loan and

• either (i) the related Senior Prepayment Percentage of the applicable Non-A-P Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the applicable Non-A-P Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

• the related Senior Prepayment Percentage of the applicable Non-A-P Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-A-P Formula Principal Amount for that Collateral Allocation Group and Distribution Date, and

• the related Senior Prepayment Percentage for that Collateral Allocation Group of any Subsequent Recoveries on any Mortgage Loans in the related Loan Group and allocable (based upon Applicable Fraction) to that Collateral Allocation Group described in clause (ii) of the definition of Non-A-P Formula Principal Amount for the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained in a related Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount for that Collateral Allocation Group will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-A-P Percentage of the principal portion of the Bankruptcy Loss allocable to that Collateral Allocation Group; provided, further, however, that on any Distribution Date after the third related Senior Termination Date, in the case of the Senior Certificates related to Aggregate Loan Group I, and the second related Senior Termination Date, in the case of the Senior Certificates related to Loan Group 3, the Senior Principal Distribution Amount for the remaining Senior Certificates in that Aggregate Certificate Group will be calculated pursuant to the above formula based on all the Mortgage Loans in the related Aggregate Loan Group as opposed to the Applicable Fractions of the Mortgage Loans only in the related Collateral Allocation Group.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Senior Percentage:
Aggregate Group I.  The “Senior Percentage” for any Senior Certificate Group in Aggregate Certificate Group I and Distribution Date on or prior to the third related Senior Termination Date will be equal to the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates of such Senior Certificate Group (other than any Classes of Notional Amount Certificates and any Class of A-P Certificates relating to the Senior Certificate Group) immediately before such Distribution Date and the denominator of which is the applicable Non-A-P Percentage of the related Collateral Allocation Group Principal Balance as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date).  On any Distribution Date after the third related Senior Termination Date, the Senior Percentage of the remaining Senior Certificate Group in Aggregate Certificate Group I is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than any Classes of Notional Amount Certificates and any Class of A-P Certificates relating to the Senior Certificate Group) of such remaining Senior Certificate Group immediately prior to such date, and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Aggregate Group I Certificates (other than any related Classes of Notional Amount Certificates and any related Class of A-P Certificates) immediately prior to such Distribution Date.

For any Distribution Date on and prior to the third related Senior Termination Date, the “Subordinated Percentage” for the portion of the Aggregate Group I Subordinated Certificates relating to a Collateral Allocation Group will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Collateral Allocation Group on such Distribution Date. After the third related Senior Termination Date, the Subordinated Percentage for the Aggregate Group I Subordinated Certificates will represent the entire interest of the Aggregate Group I Subordinated Certificates in the Aggregate Group I Mortgage Loans and will be calculated as the difference between 100% and the related Senior Percentage for such Distribution Date.

Group 3.  The “Senior Percentage” for any Senior Certificate Group in Certificate Group 3 and Distribution Date on or prior to the third related Senior Termination Date will be equal to the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates of such Senior Certificate Group (other than any Classes of Notional Amount Certificates and any Class of A-P Certificates relating to the Senior Certificate Group) immediately before such Distribution Date and the denominator of which is the applicable Non-A-P Percentage of the related Collateral Allocation Group Principal Balance as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date).  On any Distribution Date after the second related Senior Termination Date, the Senior Percentage of the remaining Senior Certificate Group in Certificate Group 3 is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than any Classes of Notional Amount Certificates and any Class of A-P Certificates relating to the Senior Certificate Group) of such remaining Senior Certificate Group immediately prior to such date, and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Group 3 Certificates (other than any related Classes of Notional Amount Certificates and any related Class of A-P Certificates) immediately prior to such Distribution Date.

For any Distribution Date on and prior to the second related Senior Termination Date, the “Subordinated Percentage” for the portion of the Group 3 Subordinated Certificates relating to a Collateral Allocation Group will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Collateral Allocation Group on such Distribution Date. After the second related Senior Termination Date, the Subordinated Percentage for the Group 3 Subordinated Certificates will represent the entire interest of the Group 3 Subordinated Certificates in the Loan Group 3 Mortgage Loans and will be calculated as the difference between 100% and the related Senior Percentage for such Distribution Date.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Senior Prepayment Percentage:
The “Senior Prepayment Percentage” of each Senior Certificate Group in each Aggregate Loan Group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.  Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than any related Classes of Notional Amount Certificates and any related Class of A-P Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Mortgage Loans in the related Aggregate Loan Group evidenced by the related Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates in an Aggregate Certificate Group relative to that of the Senior Certificates in that Aggregate Certificate Group is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

Aggregate Group I.  The Senior Prepayment Percentage of a Senior Certificate Group in Aggregate Certificate Group I for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows (assuming the loss and delinquency tests described below are satisfied): for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage of a Senior Certificate Group in Aggregate Certificate Group I exceeds the initial Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Cross Collateralization:
There are two ways in which payments made on the Applicable Fraction of the Mortgage Loans related to one Collateral Allocation Group in an Aggregate Certificate Group may be used to make distributions on Classes of Senior Certificates (other than any related Class A-P Certificates) that are in that Aggregate Certificate Group but not related to that Collateral Allocation Group. They are described below.  There is no cross-collateralization between the Aggregate Certificate Groups.

1. Cross-Collateralization due to Disproportionate Realized Losses on the Applicable Fractions of the Mortgage Loans related to one Collateral Allocation Group in that Aggregate Loan Group.

If on any Distribution Date the aggregate Class Principal Balance of any Senior Certificate Group (other than any related Class of Class A-P Certificates) in an Aggregate Certificate Group, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-A-P Pool Balance for that Collateral Allocation Group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the Subordinated Certificates in the related Aggregate Certificate Group (or, following the related Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the Senior Certificates (other than any related Class of Class A-P Certificates) of that Undercollateralized Group until the aggregate Class Principal Balance of the Senior  Certificate Group (other than any related Class of Class A-P Certificates) of the Undercollateralized Group equals the Non-A-P Pool Balance for that Collateral Allocation Group (such distribution, an “Undercollateralization Distribution”). If a Senior Certificate Group (other than any related Class of Class A-P Certificates) constitutes an Undercollateralized Group on any Distribution Date following the related Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other Collateral Allocation Groups in the related Aggregate Loan Group remaining after all required amounts for that Distribution Date have been distributed to those Senior Certificate Groups (other than any related Class of Class A-P Certificates) in that Aggregate Certificate Group. If more than one Undercollateralized Group  in an Aggregate Certificate Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups in that Aggregate Certificate Group, pro rata, based upon the amount by which the aggregate Class Principal Balance of Class Principal Balance of the Senior Certificate Group (other than any related Class of Class A-P Certificates) exceeds the sum of the Non-A-P Balances for the related Undercollateralized Group. If more than one Senior Certificate Group in an Aggregate Certificate Group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group in that Aggregate Certificate Group, the payment of such Undercollateralization Distributions will be allocated among such Senior Certificate Groups (other than any related Class of Class A-P Certificates) in that Aggregate Certificate Group, pro rata, based upon the aggregate excess of the Available Funds for the Senior Certificate Groups other than the Undercollateralized Group remaining after all required amounts for that Distribution Date have been distributed to those Senior Certificates.

Accordingly, the Subordinated Certificates in each Aggregate Certificate Group will not receive distributions of principal until each Undercollateralized Group in the related Aggregate Certificate Group is no longer undercollateralized.

2. Cross-Collateralization due to Disproportionate Principal Payments

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, the Non-A-P Formula Principal Amount for the Collateral Allocation Group relating to the Senior Certificate Group that has been paid in full will be distributed to the other Senior Certificate Groups (other than any related Class of Class A-P Certificates), so that each remaining Senior Certificate Group receives its pro rata portion thereof, based upon the respective aggregate Class Principal Balances thereof.  If principal from one Collateral Allocation Group is distributed to the Senior Certificate Groups (other than any related Class of Class A-P Certificates) that are not related to that Collateral Allocation Group according to this paragraph, the Subordinated Certificates will not receive that principal as a distribution.

After the third related Senior Termination Date, the Aggregate Group I Subordinated Certificates will receive as distributions of principal the Subordinated Percentage of the Non-AP Formula Principal Amount for each Collateral Allocation Group in Aggregate Loan Group I.  After the second related Senior Termination Date, the Group 3 Subordinated Certificates will receive as distributions of principal the Subordinated Percentage of the Non-AP Formula Principal Amount for each Collateral Allocation Group in Loan Group 3.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Loss and Delinquency Tests:
Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Collateral
Allocation Group in an Aggregate Loan Group will occur unless both of the step down conditions listed below are satisfied with respect to each Collateral Allocation Group in that Aggregate Loan Group:

•  the outstanding principal balance of the Applicable Fraction of all Mortgage Loans in a Collateral Allocation Group in that Aggregate Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Trust Fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third related Senior Termination Date in the case of Aggregate Certificate Group I, or the second related Senior Termination Date in the case of Certificate Group 3, the related Subordinated Percentage for such Collateral Allocation Group of the aggregate of the applicable Non-A-P Percentage of the Collateral Allocation Group Principal Balance, or (b) if such date is after the third related Senior Termination Date in the case of Aggregate Certificate Group I, or the second related Senior Termination Date in the case of Certificate Group 3,, the aggregate Class Principal Balance of the Subordinated Certificates in that Aggregate Certificate Group, does not equal or exceed 50% of the aggregate principal balance of the Subordinated Certificates in that Aggregate Certificate Group on that Distribution Date, and

•  cumulative Realized Losses on all of the Mortgage Loans in that Aggregate Loan Group do not exceed
•  commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the Subordinated Certificates in that Aggregate Certificate Group as of the Closing Date (with respect to the Subordinated Certificates in that Aggregate Certificate Group, the “original subordinate principal balance”),
•  commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,
•  commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,
•  commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and
•  commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Allocation of Realized Losses:
On each Distribution Date, the portion of the applicable Non-A-P Percentage of any Realized Loss on the Mortgage Loans in an Aggregate Loan Group, based upon the related Applicable Fraction, to a Collateral Allocation Group, other than any Excess Loss, will be allocated first to the Subordinated Certificates in the related Aggregate Certificate Group, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates  in that related Aggregate Certificate Group then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the related Senior Certificates Group (other than the related Class A-P and the notional amount certificates), pro rata, based upon their respective Class Principal Balances, , except that: (1) the applicable Non-A-P Percentage of any Realized Losses on the Collateral Allocation Group 5 Mortgage Loans that would otherwise be allocated to the Class 5-A-1 Certificates will instead be allocated to the Class 5-A-2 Certificates, until its Class Principal Balance is reduced to zero, (2) the applicable Non-A-P Percentage of any Realized Losses on the Collateral Allocation Group 6 Mortgage Loans that would otherwise be allocated to the Class 6-A-1 Certificates will instead be allocated to the Class 6-A-2 Certificates, until its Class Principal Balance is reduced to zero, and (3) the applicable Non-A-P Percentage of any Realized Losses on the Collateral Allocation Group 7 Mortgage Loans that would otherwise be allocated to the Class 7-A-1 Certificates will instead be allocated to the Class 7-A-2 Certificates, until its Class Principal Balance is reduced to zero,.

On each Distribution Date, the portion of the applicable Non-A-P Percentage of Excess Losses on the Mortgage Loans allocated, based upon the related Applicable Fraction, to a Collateral Allocation Group will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the related Subordinated Certificates as follows: (i) in the case of the related Senior Certificates, the Senior Percentage of the Non-A-P Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates (other than any related Classes of Notional Amount Certificates and any related Class of Class A-P Certificates) in the related certificate group pro rata based on their Class Principal Balances immediately prior to such Distribution Date, and (ii) in the case of the Subordinated Certificates in the related Aggregate Certificate Group, the Subordinated Percentage of the Non-A-P Percentage of such Excess Loss will be allocated among the Classes Subordinated Certificates pro rata based on each Class’ share of the related Subordinated Portion for the related Collateral Allocation Group; provided, however, on any Distribution Date after the third related Senior Termination Date in the case of the Aggregate Group I Certificates and on any Distribution Date after the second related Senior Termination Date in the case of the Group 3 Certificates, such Excess Losses on the Mortgage Loans in the related Collateral Allocation Group will be allocated to the remaining Senior Certificates and the related Subordinated Certificates based upon their respective Class Principal Balances; provided further, however, on any Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-A-P Percentage of any Excess Loss on a Mortgage Loan will be allocated pro rata among the related Classes of Senior Certificates (other than any related Classes of Notional Amount Certificates and any related Class of Class A-P Certificates), based on their respective Class Principal Balances immediately prior to such Distribution Date.

Unlike Realized Losses, the Non-A-P Percentage of any Excess Losses on the Mortgage Loans in each Collateral Allocation Group will be allocated proportionately among all related Classes of Certificates, without any reallocation of those Excess Losses to any other Class of Certificates.

Excess Loss:	Excess Losses are special hazard, fraud or bankruptcy losses that exceed levels specified by the Rating Agencies based on their analysis of the Mortgage Loans.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Senior Credit Support Depletion Date:
The “Senior Credit Support Depletion Date” for a Senior Certificate Group is the date on which the aggregate Class Principal Balance of the Subordinated Certificates in the related Aggregate Certificate Group has been reduced to zero.

Senior Principal Distribution:
On each Distribution Date, the related Non-A-P Formula Principal Amount, up to the amount of the related Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal of the following Classes of Senior Certificates, in the following order of priority:

With respect to Collateral Allocation Group 1, sequentially to the Class A-R and Class 1-A-1 Certificates, in that order, until their respective Class Principal Balances are reduced to zero.

With respect to Collateral Allocation Group 2, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero.

With respect to Collateral Allocation Group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

With respect to Collateral Allocation Group 4, to the Class 4-A-1 Certificates, until its Class Principal Balance is reduced to zero.

With respect to Collateral Allocation Group 5, concurrently, to the Class 5-A-1 and Class 5-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

With respect to Collateral Allocation Group 6, concurrently, to the Group 6 Senior Certificates as follows:
1.      9.6003667643% to the Class 6-A-2 Certificates, until its Class Principal Balance is reduced to zero; and
2.      90.3996332357% to the Class 6-A-3, Class 6-A-4 and Class 6-A-5 Certificates, sequentially, in the following order of priority:

a.    to the Class 6-A-3 Certificates, the Class 6-A-3 Priority Amount, until its Class Principal Balance is reduced to zero;

b.    sequentially, to the Class 6-A-4 and Class 6-A-5 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

c.    to the Class 6-A-3 Certificates, without regard to the Class 6-A-3 Priority Amount, until its Class Principal Balance is reduced to zero.

With respect to Collateral Allocation Group 7, concurrently, to the Class 7-A-1 and Class 7-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-A-P Formula Principal Amounts for Collateral Allocation Group 6 will be distributed, concurrently, as principal to the Classes of Senior Certificates in the related Senior Certificate Group, pro rata, in accordance with their respective Class Principal Balances immediately before that Distribution Date.

Senior Termination Date:
The “Senior Termination Date” for a Senior Certificate Group is the date on which the aggregate Class Principal Balance of that Senior Certificate Group (other than any related Class of Class A-P Certificates) is reduced to zero.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Trust Tax Status:	One or more REMICs.

ERISA Eligibility:
Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:
It is anticipated that the Offered Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: [http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt]

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/prime.html.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

In addition, information concerning the performance of the Mortgage Loans originated and serviced by MSCC in the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/MSCC.html.  On this website, you can view delinquency, cumulative loss, and prepayment information by vintage year for these Mortgage Loans for the past two years or if originated less than two years ago, since origination.  In addition, the performance information relating to the Mortgage Loans described above may have been influenced by factors beyond MSCC’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loans securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Preliminary Collateral Information for MSM 07-13
Collateral Allocation Group 1
$15mm Group Size (+/- 5%)

GWAC	6.18% (+/- 5bps)
PT Rate	5.75%
Original Term	15yr
WALA	3 months (+/- 1)
Average LTV	61% (+/- 3%)
Average CLTV	66% (+/- 3%)
Average FICO	746 (+/- 5 points)
Full / Alt documentation	75% (+/- 3%)
Interest Only	0% (+/- 3%)
Owner occupied	94% (+/- 3%)
Investor properties	3% (+/- 3%)
Loan purpose	30% cash-out refinance (+/- 3%)
California Concentration	18% (+/- 3%)
New York Concentration	19% (+/- 3%)

Collateral Allocation Group 2
$19mm Group Size (+/- 5%)

GWAC	5.89% (+/- 5bps)
PT Rate	5.50%
Original Term	30yr
WALA	3 months (+/- 1)
Average LTV	71% (+/- 3%)
Average CLTV	75% (+/- 3%)
Average FICO	753 (+/- 5 points)
Full / Alt documentation	71% (+/- 3%)
Interest Only	15% (+/- 3%)
Owner occupied	100% (+/- 3%)
Investor properties	0% (+/- 3%)
Loan purpose	18% cash-out refinance (+/- 3%)
California Concentration	29% (+/- 3%)

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Collateral Allocation Group 3
$182mm Group Size (+/- 5%)

GWAC	6.52% (+/- 5bps)
PT Rate	6.00%
Original Term	30yr
WALA	3 months (+/- 1)
Average LTV	73% (+/- 3%)
Average CLTV	77% (+/- 3%)
Average FICO	748 (+/- 5 points)
Full / Alt documentation	55% (+/- 3%)
Interest Only	32% (+/- 3%)
Owner occupied	99% (+/- 3%)
Investor properties	1% (+/- 3%)
Loan purpose	28% cash-out refinance (+/- 3%)
California Concentration	44% (+/- 3%)

Collateral Allocation Group 4
$59mm Group Size (+/- 5%)

GWAC	7.06% (+/- 5bps)
PT Rate	7.50%
Original Term	30yr
WALA	2 months (+/- 1)
Average LTV	77% (+/- 3%)
Average CLTV	82% (+/- 3%)
Average FICO	741 (+/- 5 points)
Full / Alt documentation	37% (+/- 3%)
Interest Only	54% (+/- 3%)
Owner occupied	98% (+/- 3%)
Investor properties	2% (+/- 3%)
Loan purpose	29% cash-out refinance (+/- 3%)
California Concentration	55% (+/- 3%)
Note:  All characteristics are preliminary and are subject to the final collateral pool

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Collateral Allocation Group 5
$13mm Group Size (+/- 5%)

GWAC	5.88% (+/- 5bps)
PT Rate	5.50%
Original Term	30yr
WALA	4 months (+/- 1)
Average LTV	73% (+/- 3%)
Average CLTV	78% (+/- 3%)
Average FICO	729 (+/- 5 points)
Full / Alt documentation	53% (+/- 3%)
Interest Only	22% (+/- 3%)
Owner occupied	83% (+/- 3%)
Investor properties	2% (+/- 3%)
Loan purpose	23% cash-out refinance (+/- 3%)
California Concentration	22% (+/- 3%)
New York Concentration	36% (+/- 3%)

Collateral Allocation Group 6
$146mm Group Size (+/- 5%)

GWAC	6.73% (+/- 5bps)
PT Rate	6.00%
Original Term	30yr
WALA	4 months (+/- 1)
Average LTV	72% (+/- 3%)
Average CLTV	76% (+/- 3%)
Average FICO	705 (+/- 5 points)
Full / Alt documentation	24% (+/- 3%)
Interest Only	42% (+/- 3%)
Owner occupied	73% (+/- 3%)
Investor properties	13% (+/- 3%)
Loan purpose	44% cash-out refinance (+/- 3%)
California Concentration	39% (+/- 3%)

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Collateral Allocation Group 7
$177mm Group Size (+/- 5%)

GWAC	7.64% (+/- 5bps)
PT Rate	7.50%
Original Term	30yr
WALA	3 months (+/- 1)
Average LTV	79% (+/- 3%)
Average CLTV	82% (+/- 3%)
Average FICO	700 (+/- 5 points)
Full / Alt documentation	14% (+/- 3%)
Interest Only	55% (+/- 3%)
Owner occupied	65% (+/- 3%)
Investor properties	30% (+/- 3%)
Loan purpose	41% cash-out refinance (+/- 3%)
California Concentration	28% (+/- 3%)

Note:  All characteristics are preliminary and are subject to the final collateral pool

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

EXHIBIT 1

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “FICO Scores” tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The prepayment assumptions used in this termsheet are:
1.   The Standard Prepayment Assumption (“PSA”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% PSA assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments.

2.  CPR starting at approximately 8% CPR in month 1 and increasing to 20% CPR in month 12 (12%/11 increase for each month), and remaining at 20% CPR thereafter for Collateral Allocation Group 5 and Collateral Allocation Group 6.  CPR starting at approximately 8% CPR in month 1 and increasing to 24% CPR in month 12 (16%/11 increase for each month), and remaining at 24% CPR thereafter for Collateral Allocation Group 7 and Group 3 Subordinate Certificates.  No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan’s next due date (generally the last day of the month which the payment was due). Using the example above, a loan with a due date of 8/1/02, with no payment received by the close of business on 8/31/02, would have been reported as delinquent on the September statement to certificateholders. Foreclosure and REOs are treated identically under both methods.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

EXHIBIT 2
GMAC Mortgage, LLC
General

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034.  Its telephone number is (215) 734 5000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

*****

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

          Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

                As of the six months ended June 30, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,271,474 of residential mortgage loans having an aggregate unpaid principal balance of approximately $284 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $211.5 billion, $32.0 billion, $18.2 billion and $22.8 billion during the six months ended June 30, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Six Months Ended June 30,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,485,410	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$211,462	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	3.71%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans……………………	68,062	67,462	69,488	53,119	34,041
Dollar Amount of Loans……….	$32,035	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(0.57)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans…………………….	175,588	181,563	181,679	191,844	191,023
Dollar Amount of Loans……….	$18,166	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(3.59)%	4.12%	(1.25)%	4.17%	(16.91)%

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Second-lien mortgage loans
No. of Loans	542,414	514,085	392,261	350,334	282,128
Dollar Amount of Loans……….	$22,778	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	8.48%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans	2,271,474	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans	284,441	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	3.08%	10.43%	14.72%	13.36%	0.71%

Billing and Payment Procedures.  As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

EXHIBIT 3

Morgan Stanley Credit Corporation

Servicing of Mortgage Loans

General.  The Servicer will be responsible for servicing the mortgage loans in a manner consistent with the terms of the Servicing Agreement and in a manner which shall be normal and usual in its general servicing activities.  The principal executive offices of the Servicer are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and the principal servicing center is located in Sioux Falls, South Dakota.  The Servicer is an approved mortgage loan servicer for Fannie Mae and is licensed to service mortgage loans in each state where a license is required. The Servicer is an indirect wholly-owned subsidiary of Morgan Stanley.

Loan Servicing.  The Servicer has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

(a)                 collecting, aggregating and remitting mortgage loan payments;

(b)                 accounting for principal and interest;

(c)                 holding escrow (impound) funds for payment of taxes and insurance, if applicable;

(d)                 making inspections as required of the mortgaged properties;

(e)                 preparation of tax related information in connection with the mortgage loans;

(f)                 supervision of delinquent mortgage loans;

(g)                 loss mitigation efforts;

(h)                 foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)      generally administering the mortgage loans, for which it receives servicing fees.

Billing statements are mailed monthly by MSCC.  For the mortgage loans with adjustable loan rates, notice of changes in the applicable loan rate are provided by MSCC to the mortgagor.  To the extent permitted by the applicable Servicing Agreement, MSCC executes assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by such servicing agreement.

MSCC is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that MSCC determines that such action is generally consistent with the MSCC’s policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the loan rate, partial forgiveness or a maturity extension) may only be taken if the mortgage loan is in default or if default is reasonably foreseeable.  With respect to mortgage loans that come into and continue in default, MSCC may take a variety of actions including foreclosure upon the related mortgaged property, writing off the balance of the mortgage loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.

Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer’s business judgment, changes in the Servicer’s portfolio of real estate secured mortgage loans that it services for its clients, applicable laws and regulations and other considerations.

Delinquency and Loss Experience.  The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on mortgage loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 30, 2006.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Delinquency Experience of the MSCC Portfolio of Mortgage Loans

	Nov. 30, 2002	Nov. 30, 2002	Nov. 30, 2003	Nov. 30, 2003	Nov. 30, 2004	Nov. 30, 2004	Nov. 30, 2005	Nov. 30, 2005	Nov. 30, 2006	Nov. 30, 2006
	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans
Loan Portfolio	$4,944,219,000	19,354	$7,468,471,000	27,540	$8,791,708,000	31,013	$7,737,515,000	27,834	$7,268,827,000	26,502
Period of Delinquency(1)
30 through 59 days	3,038,000	18	2,599,000	14	2,296,000	15	4,865,000	20	7,011,000	17
60 through 89 day s	1,203,000	10	1,965,000	9	1,287,000	4	3,453,000	13	2,397,000	8
90 days or more	2,673,000	12	5,275,000	22	4,825,000	22	5,439,000	18	10,495,000	23

Total Delinquent	$6,914,000	40	$9,839,000	45	$8,408,000	41	$13,757,000	51	$19,903,000	48

Percent of Loan Portfolio	0.14%	0.21%	0.13%	0.16%	0.10%	0.13%	0.18%	0.18%	0.27%	0.18%
____________________

(1)	Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.

The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 2006 with respect to the mortgage loans referred to above.

Loan Loss Experience of the MSCC Portfolio of Mortgage Loans

Losses	November 30, 2002	November 30, 2003	November 30, 2004	November 30, 2005	November 30, 2005
Average portfolio balance(1)	$3,761,663,000	$6,276,264,000	$8,198,057,000	$8,351,121,000	$7,474,781,000
Net losses(2)	$206,000	$262,000	$388,000	$262,000	$104,000
Net losses as a percentage of
average portfolio balance	0.01%	0.00%	0.00%	0.00%	0.00%
________________

(1)           Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods.
(2)           Net losses are stated after giving effect to the recovery of liquidation proceeds.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

EXHIBIT 4

Saxon Mortgage Services, Inc.

History

One of the servicers, Saxon, a Texas corporation, is an indirect subsidiary of Saxon Capital, Inc., which itself is a direct subsidiary of MSMCH.  As a result, Saxon is an affiliate of the sponsor, the depositor, and Morgan Stanley & Co. Incorporated (the underwriter).  Saxon began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name to the current name in April 2002.  Saxon services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

Experience and Procedures

In 2001, Saxon began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates.  Currently a substantial majority of the loans in Saxon’s servicing portfolio are serviced for third parties.  Of the over 85 securitizations Saxon services, 27 were issued by an affiliate of Saxon and the rest were issued by third party issuers.  At this time, substantially all of Saxon’s servicing portfolio consists of sub-prime mortgage loans, comprised of fixed rate and adjustable rate, first- and second-lien conventional mortgage loans.  Saxon’s servicing platform, MortgageServ, is able to service virtually any type of mortgage loan product.  Saxon has serviced interest-only products for two years, in 2005 started servicing mortgage loans with amortization periods of up to forty years, and in 2006 started servicing mortgage loans with amortization periods of up to fifty years.

Saxon services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub-prime mortgage loans. The risk of delinquency and loss associated with sub-prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as two days following the boarding of a mortgage loan on Saxon’s servicing system, Saxon attempts to establish a consistent payment relationship with the borrower. In addition, Saxon’s call center uses a predictive dialer, where permitted, to create calling campaigns for delinquent loans based upon the borrower’s historical payment patterns and the borrower’s risk profile. Saxon’s technology delivers extensive data regarding the loan and the borrower to the desktop of the individual providing service. Contact with borrowers is tailored to reflect the borrower’s payment habit, loan risk profile, and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. Saxon’s website provides borrowers with access to account information and online payment alternatives.  Saxon’s customer service representatives are also collection agents.

Saxon’s goal is to provide the most efficient and economical solutions to the processes Saxon manages in the servicing area. Outsourcing of appropriate servicing functions has allowed Saxon to maintain a high quality of performance and reduced costs while allowing Saxon to apply its expertise to managing the outsourced service providers.  In the past, Saxon has successfully outsourced areas including tax tracking, insurance tracking and foreclosure and bankruptcy tracking. In 2004, Saxon outsourced the document management area, resulting in faster imaging of mortgage loan documents with fewer document exception rates.

Saxon is now able to deliver online access to selected mortgage loan documents and an online interview guiding the borrower through alternatives to foreclosure.

Once a mortgage loan becomes thirty days delinquent, the related borrower receives a demand notice, sent between the 35th and 48th day of delinquency, depending on the risk and the early indicator score of the mortgage loan, allowing thirty days, or more if required by applicable law, to cure the default before the account is referred for foreclosure. The call center continues active collection campaigns and may offer the borrower relief through an informal repayment arrangement designed to resolve the delinquency in ninety days or less.

Accounts moving from thirty days delinquent to sixty or more days delinquent are transferred to the Loss Mitigation department, which is supported by the predictive dialer, as well as the MortgageServ system. The Loss Mitigation department continues to actively attempt to resolve the delinquency while Saxon’s Foreclosure department refers the file to local counsel to begin the foreclosure process.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

The MortgageServ system is Saxon’s core servicing platform. It provides all the mortgage loan level detail and interacts with all of Saxon’s supplemental products such as the dialer, pay-by-phone and website activity. The MortgageServ system provides functionality that was not available with Saxon’s prior systems, allowing the retirement of proprietary systems supporting Saxon’s Loss Mitigation, Foreclosure, and REO departments. Incorporating those automated processes while providing direct interfaces with service providers enhances Saxon’s efficiency.

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the MortgageServ system. The MortgageServ system schedules key dates throughout the foreclosure process, enhancing the outsourcer’s ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO department to manage eviction and marketing of the properties.

Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to ensure the highest net recovery upon liquidation. The REO department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

Saxon services nine securitizations for which servicer events of default have occurred.  Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level.  Each of these securitizations was issued in or prior to 2001.  Saxon has never been removed as servicer and has not failed to comply with servicing criteria in any servicing agreements.  In addition to the nine securitizations above, Saxon services another three securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels.  Typically, this results in a re-direction of bond principal payments to the most senior classes.  Saxon has not failed to make required advances with respect to any securitizations for which it is servicer.

Saxon’s assessment of compliance with applicable servicing criteria discloses that it was not in compliance with Items 1122(d)(4)(i) and 1122(d)(1)(ii) of Regulation AB due to the failure to send certain lien releases to consumers or to the recording jurisdiction, as appropriate, within the timeframes required by Saxon’s guidelines or due to an error in Saxon’s guidelines regarding the required means of delivery of lien releases.  The assessment of compliance indicates that delays in timeliness were caused by the failure of Saxon’s vendor’s database to upload data regarding payments-in-full provided by Saxon in order to produce lien releases in a timely manner. Saxon has taken remedial actions to remedy the exceptions, to prevent exceptions going forward, and to remedy applicable procedures.

In addition, the assessment of compliance with applicable servicing criteria performed by a servicing function participant contracted by Saxon reflects that it was not in compliance with Item 1122(d)(4)(xi) of Regulation AB due to one payment having been made after the expiration date of the insurance policy, based on a sample of loans reviewed for purposes of such assessment.  Based on discussions Saxon has had with this servicing function participant, Saxon believes that the servicing function participant has taken actions designed to remedy the procedures that led to this compliance exception.

Size, Composition and Growth of Saxon’s Portfolio of Serviced Assets

Currently, substantially all of Saxon’s servicing portfolio consists of non-prime mortgage loans, represented by fixed rate and adjustable rate, first- and second-lien conventional mortgage loans. The following table reflects the size and composition of Saxon’s affiliate-owned and third party servicing portfolio as of the end of each indicated period.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Saxon’s Portfolio of Mortgage Loans

Unpaid Principal Balance as of:

(Dollar Amounts, in thousands)

	May 31, 2007	February 28, 2007	December 31, 2005	December 31, 2004	December 31, 2003
Saxon Affiliate[1]	$7,227,617	$7,150,070	$6,394,873	$5,950,965	$4,665,770
Third Party	30,890,977	22,169,173	18,365,897	14,214,977	5,233,753
Total	$38,118,594	$29,319,243	$24,760,770	$20,165,942	$9,899,523

Saxon Rating Information

Saxon’s residential sub-prime servicing operations are currently rated as “Above Average” by S&P.  Fitch has rated Saxon “RPS2+” as a primary servicer of residential Alt-A and sub-prime products.  Moody’s has rated Saxon “SQ2+” as a primary servicer of residential sub-prime mortgage loans.  Saxon is an approved Freddie Mac and Fannie Mae servicer.

No Material Changes to Servicer Policies and Procedures

There have been no material changes in Saxon’s servicing policies and procedures during the past three years.

Relationships with Transaction Parties

As a result of a merger, completed on December 4, 2006, between Saxon Capital, Inc. and a subsidiary of the sponsor, Saxon is an affiliate of the sponsor, the depositor, and Morgan Stanley & Co. Incorporated (the underwriter).

________________________
1Saxon Affiliate includes securitizations in which Saxon Asset Securities Company is the depositor and servicing of mortgage loans originated or purchased by Saxon Mortgage, Inc. and Saxon Funding Management LLC.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

EXHIBIT 5

Fifth Third Mortgage Company

Fifth Third Mortgage Company and Fifth Third Bank (collectively “Fifth Third”) have been originating residential mortgage loans for over 25 years.  Fifth Third Mortgage Company is a wholly-owned subsidiary of Fifth Third Bank, an Ohio banking corporation.  Fifth Third Mortgage Company is an Ohio corporation and has been in existence and originating prime residential loans since August, 1998.  This company was created as a result of the merger between Citizens Federal Bank and Fifth Third Bank.  Citizens Federal Bank’s mortgage company, CITFED Mortgage Company’s name was changed to Fifth Third Mortgage Company in August 1998.  Prior to the formation of Fifth Third Mortgage Company, the various affiliate banks in the Fifth Third Bancorp family originated mortgage loans.  The loans consisted mainly of conventional fixed and adjustable rate loans and all were serviced by Fifth Third Bank, an Ohio corporation.  As Fifth Third Mortgage Company continued to grow, its portfolio and geographic region grew as well.

Fifth Third Bank is a wholly-owned subsidiary of Fifth Third Financial Corporation and an indirect subsidiary of Fifth Third Bancorp.  Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio.  Fifth Third Bank and Fifth Third Mortgage Company are also headquartered in Cincinnati, Ohio.  Fifth Third Bancorp has $105.2 billion in assets, operates 19 affiliates in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri.  Mortgage loans are originated in all of these geographic areas.

Fifth Third Bancorp banks deposit ratings are AA- and Aa1 from Standard & Poor’s and Moody’s, respectively, and their short-term ratings is A-1+ and Prime-1 and has a Moody’s  senior debt rating of Aa2.

Residential Mortgage Loan Portfolio of Fifth Third

Fifth Third Mortgage Company and Fifth Third Bank (collectively “Fifth Third”) have been originating and servicing residential mortgage loans for over 25 years.  The following information generally describes Fifth Third’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

Mortgage loans are purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by Fifth Third. Conforming conventional loans must generally be approved by the “Desktop Underwriter” and “Loan Prospector” automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

Fifth Third’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

Fifth Third’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, Fifth Third expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

Fifth Third underwrites a borrower’s creditworthiness based solely on information that Fifth Third believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower is required to provide the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

Fifth Third obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by Fifth Third non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For Fifth Third Alt-A products, the minimum credit score is generally 620. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, Fifth Third underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, or they have been manually underwritten by Fifth Third’s underwriters, or by contract underwriters provided by certain mortgage insurance companies. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter is required to be  aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by  an underwriter of Fifth Third or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. Fifth Third sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, Fifth Third requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, Fifth Third requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example,

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

Fifth Third realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to Fifth Third’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

Fifth Third’s portfolio of residential mortgage loans (which includes fixed rate first lien loans, adjustable rate first lien loans, Alt A loans, relationship banking loans as well as other types of residential mortgage loans serviced by Fifth Third) has grown from approximately $33.3 billion as of the end of the third quarter 2005 to approximately $36.8 billion as of the end of the third quarter 2006.  Fifth Third’s residential mortgage loan portfolio consists predominately of long-term conventional loans made to owner-occupants and secured by first liens on residential one-to-four family real property.  Conventional loans are loans which are not insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration.

Fifth Third or it affiliates have sold a portion of the mortgage loans they have originated to participants in the secondary mortgage markets including Fannie Mae and Freddie Mac.  Fifth Third has retained servicing obligations in substantially all sales transactions.  However, from time to time, it may sell individual or pools of mortgage loans on a servicing released basis.  Fifth Third sold approximately $24.5 billion of its portfolio as of third quarter 2005 and $27.7 billion of its portfolio as of third quarter 2006, to Fannie Mae, Freddie Mac, and other investors.  The remainder of the portfolio is either held as owned by Fifth Third or held for sale.

For servicing sections:

Servicing of Mortgage Loans

All of the mortgage loans originated by Fifth Third Mortgage Company’s portfolio are serviced by Fifth Third Bank, an Ohio banking corporation (collectively with Fifth Third Mortgage Company, “Fifth Third”).  The servicing activities include tax and insurance escrow processing, collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO management.

Fifth Third has been servicing loans for over 25 years.  As part of its policies and procedures, Fifth Third follows industry standard, Fannie Mae/Freddie Mac, servicing guidelines along with any investor specific requirements.  Fifth Third continually monitors the various regulations, policies, guidelines, etc., that govern how the servicing is to be conducted and makes changes whenever necessary.  Fifth Third also adjusts its servicing guidelines as the portfolio changes or new products are added.  Because of Fifth Third Bank’s role in servicing loans for government sponsoring entities of the United States, the servicing department is examined regularly by Fifth Third’s internal auditors and periodically by Fannie Mae, Freddie Mac, the Federal Reserve Bank of Cleveland and the Ohio Division of Banks.  Certain financial records of Fifth Third relating to its mortgage servicing activities are reviewed annually by Fifth Third Bancorp’s independent public accountants.

Throughout Fifth Third’s history of servicing various portfolios, there has not been any defaults declared or early amortization of a particular pool due to the actions of Fifth Third as servicer.  While Fifth Third does not regularly outsource any servicing related activities, during high origination periods (including the periods during the years 2001 to 2003) portions of our servicing may be outsourced to ensure continued compliance with regulatory requirements.  There has been no occasion for which Fifth Third has had to disclose material noncompliance with servicing criteria nor has Fifth Third been terminated as servicer for any portfolio that it services for reasons of default.  There have been no material changes to Fifth Thirds policies or procedures that related to the servicing of the Mortgage Loans, nor is there a risk of an adverse financial event that would materially affect Fifth Third’s performance as servicer of the mortgage loans.  Finally, there is no outstanding litigation that would have an adverse or material impact on the ability of Fifth Third to continue to operate under the terms of the various agreements to which it is subject.

Fifth Third generally will be obligated to make servicing advances to the extent that such advances, in its reasonable judgment are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan.  As

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

of the end of the third quarter for 2004, 2005, and 2006, Fifth Third had outstanding advances of approximately $17,231,688.28, $16,136,655.66, and $17,729,962.78, respectively.

Under each servicing agreement, Fifth Third establishes and maintains, or causes to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis of payments and collections on the mortgage loans, net of the related servicing compensation payable with respect to the mortgage loans.  Funds credited to a collection account may be invested for the benefit and at the risk of Fifth Third in permitted investments, as described in the related servicing agreement, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the pooling and servicing agreement.  If permitted by the related servicing agreement, a collection account may be a commingled account with other similar accounts maintained by the servicer, as applicable.

Shortly after the funding of a loan, various types of loan information are loaded into Fifth Third’s automated loan servicing system, MortgageServ. Fifth Third then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Fifth Third may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Servicing Agreement.  No material changes to Fifth Third’s policies and procedures regarding the servicing of mortgage loans has been made in the past three years.

Fifth Third’s collections policy is designed to identify payment problems sufficiently early to permit Fifth Third to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property.  Collection procedures commence upon identification of a past due account by Fifth Third’s automated servicing system. If timely payment is not received, Fifth Third’s automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Fifth Third’s automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Fifth Third supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Fifth Third determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Fifth Third through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Fifth Third performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Fifth Third bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans for which Fifth Third does not also service the related first lien loans for the same lienholder, Fifth Third performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Fifth Third acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Fifth Third’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Fifth Third will obtain lender-placed insurance at the borrower’s expense.

Fifth Third Mortgage Company’s Delinquency and Foreclosure Experience

The following tables set forth the delinquency and foreclosure experience of the residential mortgage loans serviced by the servicer having initial principal balance limitations of Fannie Mae or Freddie Mac as of the dates indicated.  The servicer’s total portfolio of mortgage loans serviced by it may differ significantly from the mortgage loans in the trust in terms of interest rates, principle balances, geographic distribution, LTV ratios and other possibly relevant characteristics.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the trust will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans.  The actual loss and delinquency experience on the mortgage loans will depend upon, among other things, the value of the real estate securing those mortgage loans and the ability of the borrowers to make required payments.

     There can be no assurance that the information set forth in the following table will be representative of future delinquency experience.

See tables attached hereto and incorporated by reference

     This static pool data may have been influenced in the past by factors beyond Fifth Third’s control, such as unusually robust housing prices, low interest rates and changes in product type.  Therefore the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the mortgage loans.

This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	September 27, 2007

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The securities/instruments discussed in this material may not be suitable for all investors.  This material has been prepared and issued by Morgan Stanley for intended distribution to market professionals and institutional investor clients.  Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.  You should consider this material as only a single factor in making an investment decision.

Options are not for everyone.  Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument.  A secondary market may not exist for these securities.  For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication ‘Characteristics and Risks of Standardized Options,’ which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors.  There may be time limitations on the exercise of options or other rights in securities/instruments transactions.  Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized.  Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates.  Other events not taken into account may occur and may significantly affect the projections or estimates.  Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events.  Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein.   Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure.  For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority’s rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder.  The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

    © 2006 Morgan Stanley